UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2018

AG&E HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Illinois	1-8250	36-1944630
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

223 Pratt Street, Hammonton, New Jersey 08037
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (609) 704-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2018, AG&E Holdings Inc. (the “Company”) appointed Francis X. McCarthy as its Chief Financial Officer, Secretary, and Treasurer effective April 14, 2018. Prior to joining the Company, Mr. McCarthy, age 65, had been retired since November 2011. From April 2006 to November 2011, he served as Executive Vice President of Finance for Resorts International, Inc. From August 1990 to April 2006, he served in various finance capacities for Trump Plaza Associates, Trump Casino Services and Executive Vice President of Finance for Trump Hotels & Casino Resorts, Inc. From May 1980 to August 1990, he served in various financial capacities for Greate Bay Hotel and Casino, Inc. From July 1974 to May 1980, he was Senior Auditor for Price Waterhouse & Co.

Mr. McCarthy will be paid an initial annual base salary of $175,000, in addition to customary employment benefits that are broadly provided to company’s employees, such as participation in the company’s life insurance, major medical and other health benefits, and will also be entitled to a car allowance of $750 per month. The Company and Mr. McCarthy are not a party to a written employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AG&E HOLDINGS INC.

By:	/s/ Renee Zimmerman
Name:	Renee Zimmerman
Title:	Chief Financial Officer, Treasurer and Secretary

Date:     April 12, 2018